EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports Third Quarter Results

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Generated net earnings of $80 million, or $0.11 per diluted share, and net earnings before special items of $40 million, or $0.06 per diluted share
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Achieved Adjusted EBITDA of $217 million
•
Advanced capital-efficient transactions to enhance the company’s Timberlands portfolio
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Completed the sale of Princeton lumber mill in British Columbia for $85 million
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Completed $150 million of share repurchase year-to-date through third quarter

SEATTLE, October 30, 2025 – Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings of $80 million, or 11 cents per diluted share, on net sales of $1.7 billion. This compares with net earnings of $28 million, or 4 cents per diluted share, on net sales of $1.7 billion for the same period last year and net earnings of $87 million for second quarter 2025. Excluding an after-tax benefit of $40 million for special items, the company reported third quarter net earnings of $40 million, or $0.06 per diluted share. This compares with net earnings before special items of $35 million for third quarter 2024. There were no special items in second quarter 2025. Adjusted EBITDA for third quarter 2025 was $217 million, compared with $236 million for the same period last year and $336 million for second quarter 2025.

This afternoon, Weyerhaeuser announced updates on recent actions to optimize and improve its timberlands portfolio through a series of strategic and capital-efficient transactions. In the third quarter, the company completed two high-quality acquisitions totaling $459 million, including its previously announced transaction for timberlands in North Carolina and Virginia. Additionally, in the third quarter Weyerhaeuser advanced three divestiture packages of non-core timberlands – two of which were closed or under contract in early October, totaling $410 million of expected cash proceeds by year end. The company anticipates the third divestiture to close in early 2026, with total proceeds from all divestitures expected to exceed the cash outlay required for its recently completed acquisitions.

In September, Weyerhaeuser completed the sale of its lumber mill in Princeton, British Columbia for $85 million. The company received $61 million upon the sale of the lumber facility, with the remainder of the transaction proceeds to be received in conjunction with the transfer of associated timber licenses in the province. The transfer is expected to be completed over the coming months and is subject to customary closing conditions, including regulatory review.

“Our performance in the third quarter reflects solid execution against a very challenging market backdrop,” says Devin W. Stockfish, president and chief executive officer. “We remain well positioned to navigate the current environment given our deeply embedded OpX culture and competitive cost structure. In addition, we continue to capitalize on strategic opportunities to enhance our portfolio. Looking forward, we maintain a favorable outlook for the longer-term demand fundamentals that support growth for our businesses, and we remain focused on driving operational excellence, serving our customers and creating long-term value for our shareholders through our integrated portfolio and flexible capital allocation framework.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2025	2025	2024
(millions, except per share data)	Q2	Q3	Q3
Net sales	$1,884	$1,717	$1,681
Net earnings	$87	$80	$28
Net earnings per diluted share	$0.12	$0.11	$0.04
Weighted average shares outstanding, diluted	724	722	728
Net earnings before special items(1)(2)	$87	$40	$35
Net earnings per diluted share before special items(1)	$0.12	$0.06	$0.05
Adjusted EBITDA(1)	$336	$217	$236
Net cash from operations	$396	$210	$234
Adjusted FAD(3)	$311	$117	$137
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Third quarter 2025 after-tax special items include a $21 million gain on the sale of our Princeton lumber mill and a $19 million insurance recovery. Special items for prior periods presented are included in the reconciliation tables within this release.
(3)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2025	2025
(millions)	Q2	Q3	Change
Net sales	$529	$536	$7
Net contribution to pretax earnings	$88	$80	$(8)
Adjusted EBITDA	$152	$148	$(4)

Q3 2025 Performance – In the West, fee harvest volumes were moderately higher than the second quarter. Sales realizations were moderately lower, per unit log and haul costs were higher, and forestry and road costs were slightly lower. In the South, fee harvest volumes were slightly higher and per unit log and haul costs were lower. Sales realizations were slightly lower due to mix. Forestry and road costs were comparable.

Q4 2025 Outlook – Weyerhaeuser anticipates fourth quarter earnings before special items and Adjusted EBITDA will be approximately $30 million lower than the third quarter. In the West, the company expects fee harvest volumes and per unit log and haul costs to be lower and sales realizations to be moderately lower, primarily for domestic logs. In the South, the company anticipates moderately lower fee harvest volumes, comparable sales realizations, and higher per unit log and haul costs. Forestry and road costs in the West and South are expected to be seasonally lower.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2025	2025
(millions)	Q2	Q3	Change
Net sales	$154	$103	$(51)
Net contribution to pretax earnings	$106	$69	$(37)
Adjusted EBITDA	$143	$91	$(52)

Q3 2025 Performance – Earnings and Adjusted EBITDA decreased from the second quarter due to the timing and mix of real estate sales. The number of acres sold decreased significantly, and the average price per acre and basis as a percentage of real estate sales were higher.

Q4 2025 Outlook – Weyerhaeuser anticipates fourth quarter earnings before special items will be approximately $5 million lower than the third quarter and Adjusted EBITDA will be approximately $15 million lower than the third quarter due to the timing and mix of real estate sales. The company now expects full year 2025 Adjusted EBITDA to be approximately $390 million, a $40 million increase from prior outlook, and basis as a percentage of real estate sales to be 25 to 30 percent for the full year.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2025	2025
(millions)	Q2	Q3	Change
Net sales	$1,357	$1,228	$(129)
Net contribution (charge) to pretax earnings	$46	$(19)	$(65)
Pretax benefit for special items	$—	$(29)	$(29)
Net contribution (charge) to pretax earnings before special items	$46	$(48)	$(94)
Adjusted EBITDA	$101	$8	$(93)

Q3 2025 Performance – Sales realizations for lumber and oriented strand board decreased 11 percent and 18 percent, respectively. For lumber, sales volumes were slightly lower and unit manufacturing costs were slightly higher, largely driven by a slight moderation in production levels in September. Log costs were moderately lower. For oriented strand board, sales volumes were comparable and unit manufacturing and fiber costs were moderately lower. For engineered wood products, sales realizations were slightly lower overall, but were comparable for solid section and I-joist products. Sales volumes were lower for most products, unit manufacturing costs were higher, and raw material costs were lower, primarily for oriented strand board webstock. Additionally, there was a one-time, small benefit from insurance proceeds associated with an early 2025 fire at the company's medium density fiberboard facility. Distribution results were lower than the second quarter, primarily due to lower sales volumes.

Third quarter pretax special items include a $29 million gain on the sale of the company’s Princeton lumber mill.

Q4 2025 Outlook – Weyerhaeuser anticipates fourth quarter earnings before special items and Adjusted EBITDA will be slightly lower than the third quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber, the company expects lower sales volumes, comparable unit manufacturing costs, and moderately lower log costs. For oriented strand board, the company anticipates sales volumes and fiber costs to be comparable to the third quarter and unit manufacturing costs to be higher due to planned annual maintenance. For engineered wood products, the company expects sales volumes to be lower and sales realizations and raw material costs to be comparable to the third quarter. Distribution results are expected to be comparable to the third quarter.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900 and today owns or controls approximately 10.4 million acres of timberlands in the U.S., as well as additional public timberlands managed under long-term licenses in Canada. Weyerhaeuser has been a global leader in sustainability for more than a century and manages 100 percent of its timberlands on a fully sustainable basis in compliance with internationally recognized sustainable forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood products in North America and operates additional business lines around product distribution, climate solutions, real estate, and energy and natural resources, among others. In 2024, the company generated $7.1 billion in net sales and employed approximately 9,400 people who serve customers worldwide. Operated as a real estate investment trust, Weyerhaeuser’s common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on October 31, 2025, to discuss third quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on October 31, 2025.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13748398) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13748398). Replays will be available for two weeks at 1-844-512-2921 (access code: 13748398) from within North America, and at 1-412-317-6671 (access code: 13748398) from outside North America.

FORWARD-LOOKING STATEMENTS

This earnings release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: our future operating performance, long-term demand drivers for our products, enhancing the value of our timberland portfolio and delivery of long-term shareholder value and returns; the occurrence, timing and expected cash proceeds from timberlands divestitures; the transfer of Canadian timber licenses and the receipt of proceeds from a related mill divestiture; fourth quarter earnings before special items and Adjusted EBITDA for our Timberlands, Real Estate, Energy & Natural Resources and Wood Products segments, as well as full year Adjusted EBITDA for our Real Estate, Energy & Natural Resources segment; fee harvest volumes, sales realizations, per unit log and haul costs and forestry and road costs for our Timberlands segment; expected basis of real estate sales for our Real Estate, Energy & Natural Resources segment; sales volumes, log and fiber costs and unit manufacturing costs for our lumber and oriented strand board businesses; sales volumes, sales realizations and raw material costs for our engineered wood products business; and results for our distribution business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking forward,” “will” and similar words and expressions or reference events to occur in a future time period or by a future date. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rates, inflation rates, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;
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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan and the Canadian dollar, and the relative value of the euro to the yen;
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U.S. trade policy and resulting restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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the effects of significant geopolitical conditions or developments such as significant international trade disputes or domestic or foreign terrorist attacks, armed conflict and political unrest;
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the occurrence of regional or global health epidemics and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;
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changes in accounting principles; and
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other risks and uncertainties identified in our 2024 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$87
Interest expense, net of capitalized interest					66
Income taxes					12
Net contribution (charge) to earnings	$88	$106	$46	$(75)	$165
Non-operating pension and other post-employment benefit costs	—	—	—	19	19
Interest income and other	—	—	—	(6)	(6)
Operating income (loss)	88	106	46	(62)	178
Depreciation, depletion and amortization	64	4	55	2	125
Basis of real estate sold	—	33	—	—	33
Adjusted EBITDA	$152	$143	$101	$(60)	$336

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$80
Interest expense, net of capitalized interest					71
Income taxes					(41)
Net contribution (charge) to earnings	$80	$69	$(19)	$(20)	$110
Non-operating pension and other post-employment benefit costs	—	—	—	19	19
Interest income and other	—	—	—	(6)	(6)
Operating income (loss)	80	69	(19)	(7)	123
Depreciation, depletion and amortization	68	3	56	3	130
Basis of real estate sold	—	19	—	—	19
Special items included in operating income (loss)(1)(2)	—	—	(29)	(26)	(55)
Adjusted EBITDA	$148	$91	$8	$(30)	$217
(1)
Operating income (loss) for Wood Products includes a pretax special item consisting of a $29 million gain on the sale of our Princeton lumber mill.
(2)
Operating income (loss) for Unallocated Items includes a pretax special item consisting of a $26 million insurance recovery.

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2024:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$28
Interest expense, net of capitalized interest					69
Income taxes					(15)
Net contribution (charge) to earnings	$57	$51	$27	$(53)	$82
Non-operating pension and other post-employment benefit costs	—	—	—	10	10
Interest income and other	—	—	—	(14)	(14)
Operating income (loss)	57	51	27	(57)	78
Depreciation, depletion and amortization	65	3	54	3	125
Basis of real estate sold	—	23	—	—	23
Special items included in operating income (loss)(1)	—	—	10	—	10
Adjusted EBITDA	$122	$77	$91	$(54)	$236
(1)
Operating income (loss) for Wood Products includes a pretax special item consisting of a $10 million noncash impairment charge related to the indefinite curtailment of our New Bern lumber mill.

The table below reconciles Adjusted EBITDA for the year-to-date period ended September 30, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$250
Interest expense, net of capitalized interest					203
Income taxes					(13)
Net contribution (charge) to earnings	$270	$231	$133	$(194)	$440
Non-operating pension and other post-employment benefit costs	—	—	—	57	57
Interest income and other	—	—	—	(17)	(17)
Operating income (loss)	270	231	133	(154)	480
Depreciation, depletion and amortization	197	9	166	8	380
Basis of real estate sold	—	76	—	—	76
Special items included in operating income (loss)(1)(2)	—	—	(29)	(26)	(55)
Adjusted EBITDA	$467	$316	$270	$(172)	$881
(1)
Operating income (loss) for Wood Products includes a pretax special item consisting of a $29 million gain on the sale of our Princeton lumber mill.
(2)
Operating income (loss) for Unallocated Items includes a pretax special item consisting of a $26 million insurance recovery.

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2025	2025	2024
(millions)	Q2	Q3	Q3
Net earnings	$87	$80	$28
Gain on lumber mill sale	—	(21)	—
Insurance recovery	—	(19)	—
Restructuring, impairments and other charges	—	—	7
Net earnings before special items	$87	$40	$35

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2025	2025	2024
	Q2	Q3	Q3
Net earnings per diluted share	$0.12	$0.11	$0.04
Gain on lumber mill sale	—	(0.03)	—
Insurance recovery	—	(0.02)	—
Restructuring, impairments and other charges	—	—	0.01
Net earnings per diluted share before special items	$0.12	$0.06	$0.05

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2025	2025	2024	2025
(millions)	Q2	Q3	Q3	Q3 YTD
Net cash from operations	$396	$210	$234	$676
Capital expenditures	(107)	(125)	(97)	(325)
Adjustments to FAD(1)	22	32	—	70
Adjusted FAD	$311	$117	$137	$421
(1)
Adjustments to FAD include $22 million, $32 million and $70 million in capital expenditures related to our Monticello engineered wood products facility in second quarter, third quarter and year-to-date 2025, respectively.